Exhibit 99.1

May 16, 2025

Re: First quarter 2025 Letter to Stockholders of Strategic Student and Senior Housing Trust, Inc. (“SSSHT” or the “Company”)

Dear Stockholders,

As previously outlined in the annual stockholder letter from April 2025, below is the summary of our Company plan for 2025 (as a reminder, the Company’s operating property portfolio now consists of four senior housing communities totaling approximately 600 units):

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Increase base rental and care fee revenues;
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Emphasize managing property level operating expenses to budget with our senior housing operator;
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Create a consistent and increasing operating income quarter-over-quarter;
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Upgrade the common areas at our three Utah senior housing communities to improve appearance and community performance; and
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Consider strategic ways to optimize stockholder value, including but not limited to potentially selling, recapitalizing, or repositioning our senior housing properties, which are encumbered by fixed-rate debt that matures in 2028.

I am pleased to report that the Company performed well in the first quarter of 2025 despite the following risk factors:

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Inflationary pressures on community operating expenses;
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Competition for quality skilled labor; and
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Uncertainty of how tariff related matters will impact the senior housing industry.

Summary of quarterly performance: Comparing the first quarter of 2025 to the first quarter of 2024

Since the Company sold its last remaining student housing property in July 2024, the summary below is the financial performance of our senior housing properties only.

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Revenues increased approximately $0.7M or 8%.
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Expenses decreased approximately $0.1M or 1%.
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Property net operating income increased approximately $0.6M or 28%.

In addition, senior housing occupancies increased from approximately 90% as of December 31, 2024, to approximately 92% as of March 31, 2025. Our financial performance during the first quarter of 2025 was encouraging as the increase in net property operating income exceeded our internal expectations, however, we remain cautious given the risk factors noted above.

Modest capital expenditures at our three Utah communities

At our three Utah senior housing communities, we are repainting, recarpeting, upgrading lighting and installing some new furniture in our common areas. The purpose of this capital investment is to increase occupancy and rates by providing a clean, modern looking aesthetic to our residents. The majority of this remodel project is expected to be completed by the third quarter of 2025.

Closing comments

We are off to good start to 2025 despite a number of risk factors in the economy. It may become difficult to continually raise rents and care fees if slower economic growth negatively impacts our senior demographic. We will continue to control what we can at the community level and focus on keeping occupancies up while managing our expenses.

The senior housing capital markets are in an early state of recovery, however, we have yet to see a meaningful decrease in cap rates. The Company will keep focused on increasing the financial performance at our communities while the senior housing capital markets continue to recover.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to vaccination rates, resulting increased leads, tours and move-ins, student housing decisions and the pace of our expected recovery, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com